Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Unum Group (the “Company”) whose signature appears below does hereby constitute and appoint Charles L. Glick and Susan N. Roth, and each or any one of them, as true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a post-effective amendment (and any additional amendments or supplements thereto) to each of the Company’s previously filed registration statements on Form S-8 in connection with the Non-Employee Director Compensation Plan of 1998, the Stock Plan of 1999, the Broad-Base Stock Plan of 2001, the Broad-Base Stock Plan of 2002, and the Amended and Restated Management Incentive Compensation Plan of 1994, and causing such amendments to be filed, together with any and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and does hereby ratify and confirm all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 21st day of February, 2008.

/s/ E. Michael Caulfield	/s/ A.S. MacMillan, Jr.
E. Michael Caulfield	A.S. (Pat) MacMillan, Jr.

/s/ Jon S. Fossel	/s/ Edward J. Muhl
Jon S. Fossel	Edward J. Muhl

/s/ Pamela H. Godwin	/s/ Michael J. Passarella
Pamela H. Godwin	Michael J. Passarella

/s/ Ronald E. Goldsberry	/s/ William J. Ryan
Ronald E. Goldsberry	William J. Ryan

/s/ Thomas Kinser	/s/ Thomas R. Watjen
Thomas Kinser	Thomas R. Watjen

/s/ Gloria C. Larson
Gloria C. Larson